Exhibit 99.1

                                 RUSH FINANCIAL
                               TECHNOLOGIES, INC.

                 RushTrade Group Customer Account Assets Up 35%,
                Customer Accounts Up 28%, Customer Trades Up 36%

DALLAS, TEXAS (January 4, 2006) - Rush Financial Technologies, Inc., dba RushTrade(R) Group (OTC.BB: "RSHF") announces its trade volume report for the month of December and for the year ending December 31, 2005. RushTrade Securities, Inc., the Company's broker/dealer subsidiary, reports continued growth in Customer Account Assets, Customer Accounts and Customer Trades.

For the fourth quarter ending December 31, 2005, RushTrade Securities, Inc. reported total customer assets increased from $74,048,960 as of the third quarter ending September 30, 2005 to $80,657,919 at year-end, an increase of 15%. The number of new customer accounts in the fourth quarter 2005 grew from 2,791 to 2,928, a 5% increase, and the number of customer trades grew from 72,172 to 78,703, a 9% increase over the previous quarter.

For the year ended December 2005, RushTrade Securities, Inc. reported total customer assets increased from $59,615,018 in December 2004 to $80,657,919 as of December 31, 2005, an increase of 35%. The number of accounts at December 2004 was 2,284, versus 2,928 at December 2005, an increase of 28%. A total of 201,243 customer trades were completed in 2004, with 261,311 customer trades completed in 2005, an increase of 30%. The number of customer trades for the month increased from 17,652 in December 2004 to 23,982 in December 2005, an increase of 36%.

About RushTrade Group

RushTrade Group operates through two primary wholly owned subsidiaries:

RushGroup Technologies, Inc. ("RushGroup") is a registered Service Bureau and member of the Certified Partners program with the Nasdaq Stock Market. RushGroup serves as the Company's financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an intelligent order routing system, RushGroup offers real-time market data platforms and direct access trading systems to NASD member broker/dealers, institutional portfolio managers and traders.

RushTrade Securities, Inc. ("RushTrade"), a fully-disclosed introducing broker/dealer and member NASD, PCX, BSE, NFA and SIPC, offers securities and direct access online brokerage, trading and advanced order routing services to its retail customers utilizing RushGroup's software products. RushTrade customer accounts are insured up to $25 million and are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from most foreign countries. Customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations.

RushTrade Group is headquartered in Dallas, Texas, and our common stock is traded on the OTC.BB market under the symbol "RSHF." For more information about RushTrade and RushGroup products, please visit www.rushtrade.com and www.rushgroup.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This press release includes statements that may constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, continued acceptance of Rush's products and services in the marketplace, competitive factors, changes in regulatory environments, and other risks detailed from time to time in Rush's periodic reports filed with the SEC, including, but not limited to, its Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB. Rush does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Investor Relations Contact:         Sharron Kuzma
                                    (972) 450-6000
                                    skuzma@rushgroup.com
                                    www.rushfintech.com












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